Exhibit 99.1

S.Y. Bancorp Third Quarter 2010 Earnings Increase 44% to $0.46 Per Diluted Share

LOUISVILLE, Ky.--(BUSINESS WIRE)--October 20, 2010--S.Y. Bancorp, Inc. (NASDAQ: SYBT), parent company of Stock Yards Bank & Trust Company, with offices in the Louisville metropolitan area, Indianapolis and Cincinnati, today reported financial results for the third quarter and first nine months of 2010. Net income per diluted share for the third quarter of 2010 advanced 44% to $0.46 versus the year-earlier quarter, while net income per diluted share for the first nine months of the year rose 26% to $1.23.

The Company's higher earnings for the third quarter of 2010 compared with the prior-year period reflected solid loan growth during the past year along with a strengthening of the Company's net interest margin, factors that together helped account for a 17% increase in net interest income. Fees from investment management and trust services also contributed to the Company's higher earnings, improving on a quarter-over-quarter basis throughout 2010. The following is a summary of results for the third quarter and nine months ended September 30, 2010 and 2009:

Quarter Ended September 30,	2010	2009	Change
Net income	$6,365,000	$4,399,000	45%
Net income per share, diluted	$0.46	$0.32	44%
Return on average equity	15.25%	11.48%
Return on average assets	1.35%	0.99%

Nine Months Ended September 30,	2010	2009	Change
Net income	$16,902,000	$13,424,000	26%
Net income per share, diluted	$1.23	$0.98	26%
Return on average equity	14.01%	12.04%
Return on average assets	1.24%	1.06%

"We are pleased to announce that S.Y. Bancorp posted another solid performance in the third quarter, as earnings continued to improve – pushing net income per share to its highest level of any quarter of the year," said David Heintzman, Chairman and Chief Executive Officer. "Likewise, our returns on average equity and assets also have continued to improve with these results, moving steadily higher throughout 2010 and significantly ahead of the third quarter of 2009. This performance reflects strong fundamentals in our business with continued solid loan and deposit growth across our markets, as well as rising fee income from our investment management and trust services. Against this positive backdrop, credit quality remained sound despite ongoing economic pressures, with metrics that continue to compare very favorably with industry trends."

Heintzman noted that newer markets in Indianapolis and Cincinnati continued to contribute to the Company's loan growth, accounting for 30% of total loan growth and 75% of deposit growth over the past year. "Our successful expansion into these markets validates the strength of our community banking model, one that combines private banking for professionals and small business owners together with an increasing focus on commercial and industrial lending. Each is grounded by vision for excellence in customer service that has endured for more than a century. We believe this approach to community banking continues to set us apart in a crowded marketplace, as evidenced by our ongoing growth and the loyalty of our customers.

"At the same time, exciting opportunities exist in our investment management and trust services division, which has produced increased fee income each quarter this year in step with a rebounding stock market and an increase in new clients," Heintzman continued. "Our investment management and trust services division now has almost $1.6 billion in assets under management."

Concluding, Heintzman said, "Although the third quarter provided good news for the Company and its stockholders on many fronts, we recognize that much uncertainty still surrounds our economy, which pressures our customers directly and indirectly in many ways. Until the current economic recovery gains more traction, unemployment levels improve, and real estate values stabilize, this risk remains. Strategically, however, S.Y. Bancorp is positioned for continued solid, consistent growth over the long term, and to take advantage of market expansion opportunities in the changing world of banking. We also are confident in our culture, which promotes an unmatched level of customer service, and a product lineup that responds fully to the broad financial needs of our marketplace."

S.Y. Bancorp's total assets increased 7% to $1.881 billion at September 30, 2010, from $1.764 billion at September 30, 2009. The Company's loan portfolio rose 5% to $1.489 billion at September 30, 2010, from $1.412 billion at September 30, 2009. Deposits increased 7% to $1.463 billion at September 30, 2010, compared with $1.362 billion a year ago, reflecting strong growth in Indianapolis and Cincinnati, which helped offset expected maturities of higher-cost certificates of deposit in Louisville.

In the third quarter of 2010, capital levels continued to strengthen, remaining in excess of what is required to be considered "well-capitalized" under regulatory standards – the highest capital rating for financial institutions. The Tier 1 leverage ratio, Tier 1 risk-based capital ratio and total risk-based capital ratio at September 30, 2010, were 10.29%, 11.99% and 13.87%, respectively, all exceeding the required minimums of 5%, 6% and 10%, respectively, necessary to be deemed a well-capitalized institution. The ratio of tangible common equity to total tangible assets was 8.88% as of September 30, 2010, up from 8.68% as of June 30, 2010, and 8.66% at September 30, 2009 (see reconciliation of GAAP/non-GAAP measures later in this release).

Net interest income – the Company's largest source of revenue – increased $2,497,000 or 17% in the third quarter of 2010 compared with the year-earlier period. This increase primarily reflected a higher level of interest-earning assets year over year as well as an ongoing improvement in net interest margin due largely to lower funding costs. In the third quarter of 2010, net interest margin of 3.97% was unchanged from the second quarter of 2010 and was 40 basis points higher versus 3.57% in the third quarter of 2009. For the first nine months of 2010, net interest income increased $6,413,000 or 15% compared with the prior-year period. Net interest margin for the first nine months of 2010 rose 26 basis points to 3.93% from 3.67% a year ago.

Non-performing loans (NPLs) totaled $12,495,000 or 0.84% of total loans outstanding at September 30, 2010, down from $13,804,000 or 0.93% of total period-end loans at June 30, 2010, but up from $8,704,000 or 0.62% of period-end loans at September 30, 2009. The decline from the second quarter of 2010 reflected the migration of certain NPLs to other real estate owned (OREO) status, which more than offset the amount of loans newly designated as non-performing. The increase in NPLs over the past year reflects the ongoing economic stress on borrowers witnessed in 2009, which has continued into 2010. Non-performing assets (NPAs), which include non-performing loans, OREO and repossessed assets, rose to $17,438,000 or 0.93% of total assets at September 30, 2010, up from $15,842,000 or 0.85% of total assets at June 30, 2010, reflecting the aforementioned transition of NPLs to NPAs, and was up from $10,641,000 or 0.60% of total assets at September 30, 2009. Should market conditions worsen and foreclosed assets increase significantly, the Company's flexibility to approach collateral sales in an orderly fashion to minimize losses may be reduced and management may be forced to liquidate problem loans more rapidly, thus increasing the loss on these assets. At current levels, the relative amounts of NPLs and NPAs continue to trend higher than the Company’s historic range for these metrics over the past five years, but they remain substantially below industry averages.

Net charge-offs in the third quarter of 2010 totaled $1,195,000 or 0.08% of average loans versus $1,262,000 or 0.09% of average loans in the second quarter of 2010 and $713,000 or 0.05% of average loans in the year-earlier quarter. Net charge-offs for the first nine months of 2010 currently annualize to 0.23% of average loans, notable considering current economic conditions, and compare with 0.21% in the first nine months of 2009. Nine-month net charge-offs to average loans remain well below the 0.59% recorded for the full year 2009.

The Company's loan loss provision for the third quarter of 2010 was $2,695,000 compared with $3,475,000 in the year-earlier period and $2,384,000 in the second quarter of 2010. Since the Company is unable to determine how long business and economic conditions will continue to be depressed or when they will begin to improve, S.Y. Bancorp intends to continue with its historically conservative stance toward credit quality, remaining cautious in assessing the potential risk in the loan portfolio. The Company's allowance for loan losses was 1.64% of total loans at September 30, 2010, up from 1.55% of total loans at June 30, 2010, and 1.40% at September 30, 2009.

Non-interest income increased $138,000 or 2% to $8,339,000 in the third quarter compared with $8,201,000 in the same quarter last year. This increase primarily reflected a $314,000 or 11% increase in investment management and trust services income – the largest component of non-interest income – due to stock market growth. This increase, combined with gains on sales of securities of $159,000 in 2010 and higher bankcard transaction revenue, was offset by a $438,000 decline in other non-interest income related to lower realized and unrealized gains of an investment in a domestic private equity fund recorded using the equity method of accounting. Non-interest income increased $1,532,000 or 7% to $24,358,000 in the first nine months of 2010 compared with $22,857,000 in the year-earlier period, largely reflecting the same factor.

Non-interest expense increased $958,000 or 7% to $13,986,000 in the third quarter of 2010 versus $13,028,000 in the same period last year. The increase reflected higher salaries and employee benefits expense due to increased staffing levels, primarily associated with the Company's expansion in Cincinnati, profit-related bonus accruals, and higher health insurance costs. Non-interest expense increased $2,918,000 or 7% to $42,245,000 in the first nine months of 2010 compared with $39,327,000 in the year-earlier period primarily due to the same factors, offset to some extent by lower FDIC insurance premiums in 2010 due to the special assessment in the second quarter 2009. The Company's third quarter efficiency ratio was 53.93% compared with 56.20% in the third quarter of 2009, reflecting strong revenue growth together with ongoing control of non-interest expense.

The Company's effective tax rate in 2010 reflected the benefit of several tax credit investments. The increase in tax credits arose from the Company's tax-advantaged investment in a Louisville revitalization project in the second quarter of 2010. The Company has invested in various tax credit projects in its primary market area over the years as a way to reduce its overall tax liability and to help fulfill its obligations under the Community Reinvestment Act. The Company will continue to evaluate future opportunities for these investments as they arise.

In August 2010, S.Y. Bancorp's Board of Directors declared its regular quarterly cash dividend of $0.17 per share. The latest dividend was distributed on October 1, 2010, to stockholders of record as of September 13, 2010.

Louisville, Kentucky-based S.Y. Bancorp, Inc., with $1.9 billion in assets, was incorporated in 1988 as a bank holding company. It is the parent company of Stock Yards Bank & Trust Company, which was established in 1904. The Company's common shares trade on the NASDAQ Global Select Market under the symbol SYBT. The trust preferred securities of S.Y. Bancorp Capital Trust II also trade on the NASDAQ Global Select Market under the symbol SYBTP.

This report contains forward-looking statements under the Private Securities Litigation Reform Act that involve risks and uncertainties. Although the Company's management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its subsidiaries operate; competition for the Company's customers from other providers of financial services; government legislation and regulation, which change from time to time and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company's customers; and other risks detailed in the Company's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company.

The following table provides a reconciliation of total stockholders' equity to tangible common equity in accordance with applicable regulatory requirements and GAAP. The Company provides the tangible common equity ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

S.Y. Bancorp, Inc. Tangible Common Equity Ratio (Amounts in thousands)

	September 30, 2010	June 30, 2010	September 30, 2009
Total stockholders' equity (a)	$167,609	$162,035	$153,265
Less goodwill	(682)	(682)	(682)
Tangible common equity (c)	$166,927	$161,353	$152,583

Total assets (b)	$1,881,122	$1,859,478	$1,763,533
Less goodwill	(682)	(682)	(682)
Tangible assets (d)	$1,880,440	$1,858,796	$1,762,851

Total stockholders' equity to total assets (a/b)	8.91%	8.71%	8.69%
Tangible common equity ratio (c/d)	8.88%	8.68%	8.66%

S.Y. Bancorp, Inc. Financial Information
Third Quarter 2010 Earnings Release
(In thousands unless otherwise noted)

	Third Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Income Statement Data
Net interest income, fully tax equivalent (1)	$17,597	$14,980	$50,541	$43,932
Interest income
Loans	$20,285	$19,418	$59,214	$57,365
Federal funds sold	41	31	85	51
Mortgage loans held for sale	97	105	216	286
Securities	1,595	1,671	4,908	4,837
Total interest income	22,018	21,225	64,423	62,539
Interest expense
Deposits	3,210	4,616	10,286	13,953
Securities sold under agreements to repurchase	89	76	257	184
Federal funds purchased	14	15	31	53
Federal Home Loan Bank advances	622	917	1,703	2,565
Subordinated debentures	869	884	2,591	2,642
Total interest expense	4,804	6,508	14,868	19,397
Net interest income	17,214	14,717	49,555	43,142
Provision for loan losses	2,695	3,475	7,774	7,300
Net interest income after provision for loan losses	14,519	11,242	41,781	35,842
Non-interest income
Investment management and trust income	3,045	2,731	9,538	8,203
Service charges on deposit accounts	2,200	2,120	6,203	5,969
Bankcard transaction revenue	837	745	2,451	2,151
Gains on sales of mortgage loans held for sale	601	667	1,431	1,610
Gain on the sale of securities	159	-	159	-
Brokerage commissions and fees	525	436	1,484	1,258
Bank owned life insurance	251	249	742	737
Other non-interest income	721	1,253	2,350	2,898
Total non-interest income	8,339	8,201	24,358	22,826
Non-interest expense
Salaries and employee benefits expense	8,197	7,569	24,605	22,638
Net occupancy expense	1,136	1,060	3,708	3,081
Data processing expense	1,119	1,091	3,578	3,370
Furniture and equipment expense	316	316	951	915
FDIC insurance expense	498	471	1,500	2,138
Other non-interest expenses	2,720	2,521	7,903	7,185
Total non-interest expense	13,986	13,028	42,245	39,327
Net income before income tax expense	8,872	6,415	23,894	19,341
Income tax expense	2,507	2,016	6,992	5,917
Net income	$6,365	$4,399	$16,902	$13,424

Weighted average shares - basic	13,701	13,584	13,679	13,550
Weighted average shares - diluted	13,807	13,702	13,770	13,694

Net income per share, basic	$0.46	$0.32	$1.24	$0.99
Net income per share, diluted	0.46	0.32	1.23	0.98
Cash dividend declared per share	0.17	0.17	0.51	0.51

Balance Sheet Data (at period end)
Total loans			$1,489,398	$1,412,178
Allowance for loan losses			24,433	19,839
Total assets			1,881,122	1,763,533
Non-interest bearing deposits			251,481	216,490
Interest bearing deposits			1,211,298	1,145,261
Federal home loan bank advances			80,445	90,456
Subordinated debentures			40,900	40,930
Stockholders' equity			167,609	153,265
Total shares outstanding			13,707	13,588
Book value per share			12.23	11.28
Market value per share			24.82	23.09

S.Y. Bancorp, Inc. Financial Information
Third Quarter 2010 Earnings Release

	Third Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Average Balance Sheet Data
Average federal funds sold	$64,288	$72,759	$50,328	$36,021
Average investment securities	203,319	194,651	202,847	175,517
Average loans	1,484,741	1,391,207	1,461,179	1,381,100
Average earning assets	1,760,255	1,666,277	1,719,928	1,599,825
Average assets	1,871,048	1,762,706	1,827,255	1,695,412
Average interest bearing deposits	1,211,725	1,161,375	1,213,098	1,119,544
Average total deposits	1,464,119	1,361,975	1,444,135	1,312,718
Average securities sold under agreement to repurchase	55,971	50,940	54,151	49,112
Average federal funds purchased	26,082	28,475	20,363	24,134
Average short-term borrowings	1,212	1,119	1,250	1,072
Average long-term debt	117,650	131,387	108,382	122,543
Average interest bearing liabilities	1,412,640	1,373,296	1,397,244	1,316,405
Average stockholders' equity	165,578	152,006	161,298	149,105

Performance Ratios
Annualized return on average assets	1.35%	0.99%	1.24%	1.06%
Annualized return on average equity	15.25%	11.48%	14.01%	12.04%
Net interest margin, fully tax equivalent	3.97%	3.57%	3.93%	3.67%
Non-interest income to total revenue, fully tax equivalent	32.15%	35.38%	32.52%	34.19%
Efficiency ratio	53.93%	56.20%	56.40%	58.91%

Capital Ratios
Average stockholders' equity to average assets	8.85%	8.62%	8.83%	8.79%
Tier 1 risk-based capital			11.99%	11.68%
Total risk-based capital			13.87%	13.57%
Leverage			10.29%	10.22%

Loans by Type
Commercial and industrial			$336,594	$336,395
Construction and development			174,546	198,586
Real estate mortgage - commercial investment			333,568	311,206
Real estate mortgage - owner occupied commercial			312,137	218,611
Real estate mortgage - 1-4 family residential			159,604	155,227
Home equity - first lien			40,428	39,566
Home equity - junior lien			95,368	113,132
Consumer			37,153	39,455

Asset Quality Data
Allowance for loan losses to total loans			1.64%	1.40%
Allowance for loan losses to average loans	1.65%	1.43%	1.67%	1.44%
Allowance for loan losses to non-performing loans			195.54%	227.93%
Nonaccrual loans			$8,485	$7,166
Troubled debt restructuring			3,544	761
Loans - 90 days past due & still accruing			466	777
Total non-performing loans			12,495	8,704
OREO and repossessed assets			4,943	1,937
Total non-performing assets			17,438	10,641
Non-performing loans to total loans			0.84%	0.62%
Non-performing assets to total assets			0.93%	0.60%
Net charge-offs to average loans (2)	0.08%	0.05%	0.23%	0.21%
Net charge-offs	$1,195	$713	$3,341	$2,842

Other Information
Total assets under management (in millions)			$1,578	$1,453
Full-time equivalent employees			473	467

S.Y. Bancorp, Inc. Financial Information
Third Quarter 2010 Earnings Release

	Five Quarter Comparison
	9/30/10	6/30/10	3/31/10	12/31/09	9/30/09
Income Statement Data
Net interest income, fully tax equivalent (1)	$17,597	$16,873	$16,071	$15,797	$14,980
Net interest income	$17,214	$16,547	$15,794	$15,533	$14,717
Provision for loan losses	2,695	2,384	2,695	5,475	3,475
Net interest income after provision for loan losses	14,519	14,163	13,099	10,058	11,242
Investment management and trust income	3,045	3,232	3,261	2,977	2,731
Service charges on deposit accounts	2,200	2,119	1,884	2,129	2,120
Bankcard transaction revenue	837	863	751	758	745
Gains on sales of mortgage loans held for sale	601	445	385	553	667
Gain (loss) on the sale of securities	159	-	-	(339)	-
Brokerage commissions and fees	525	503	456	491	436
Bank owned life insurance	251	248	243	251	249
Other non-interest income	721	576	1,053	627	1,253
Total non-interest income	8,339	7,986	8,033	7,447	8,201
Salaries and employee benefits expense	8,197	8,319	8,089	7,509	7,569
Net occupancy expense	1,136	1,296	1,276	1,104	1,060
Data processing expense	1,119	1,322	1,137	1,109	1,091
Furniture and equipment expense	316	321	314	319	316
FDIC Insurance expense	498	531	471	549	471
Other non-interest expenses	2,720	2,655	2,528	3,015	2,521
Total non-interest expense	13,986	14,444	13,815	13,605	13,028
Net income before income tax expense	8,872	7,705	7,317	3,900	6,415
Income tax expense	2,507	2,149	2,336	1,016	2,016
Net income	$6,365	$5,556	$4,981	$2,884	$4,399

Weighted average shares - basic	13,701	13,690	13,645	13,593	13,584
Weighted average shares - diluted	13,807	13,790	13,718	13,680	13,702

Net income per share, basic	$0.46	$0.41	$0.37	$0.21	$0.32
Net income per share, diluted	0.46	0.40	0.36	0.21	0.32
Cash dividend declared per share	0.17	0.17	0.17	0.17	0.17

Balance Sheet Data (at period end)
Total loans	$1,489,398	$1,477,304	$1,441,196	$1,435,462	$1,412,178
Allowance for loan losses	24,433	22,933	21,811	20,000	19,839
Total assets	1,881,122	1,859,478	1,801,977	1,791,479	1,763,533
Non-interest bearing deposits	251,481	250,427	232,201	211,352	216,490
Interest bearing deposits	1,211,298	1,223,404	1,202,813	1,206,832	1,145,261
Federal home loan bank advances	80,445	70,448	60,450	60,453	90,456
Subordinated debentures	40,900	40,900	40,900	40,930	40,930
Stockholders' equity	167,609	162,035	157,336	153,614	153,265
Total shares outstanding	13,707	13,695	13,683	13,607	13,588
Book value per share	12.23	11.83	11.50	11.29	11.28
Market value per share	24.82	22.98	22.75	21.35	23.09

S.Y. Bancorp, Inc. Financial Information
Third Quarter 2010 Earnings Release

	Five Quarter Comparison
	9/30/10	6/30/10	3/31/10	12/31/09	9/30/09
Average Balance Sheet Data
Average loans	$1,484,741	$1,460,147	$1,438,138	$1,422,930	$1,391,207
Average assets	1,871,048	1,813,302	1,796,599	1,782,938	1,762,706
Average earning assets	1,760,255	1,703,151	1,695,669	1,686,836	1,666,277
Average total deposits	1,464,119	1,441,865	1,425,999	1,388,964	1,361,975
Average long-term debt	117,650	105,964	101,355	119,732	131,387
Average interest bearing liabilities	1,412,640	1,391,586	1,387,228	1,371,245	1,373,296
Average stockholders' equity	165,578	159,983	158,252	155,513	152,006

Performance Ratios
Annualized return on average assets	1.35%	1.23%	1.12%	0.64%	0.99%
Annualized return on average equity	15.25%	13.93%	12.76%	7.36%	11.48%
Net interest margin, fully tax equivalent	3.97%	3.97%	3.84%	3.72%	3.57%
Non-interest income to total revenue, fully tax equivalent	32.15%	32.13%	33.33%	32.04%	35.38%
Efficiency ratio	53.93%	58.10%	57.31%	58.53%	56.20%

Capital Ratios
Average stockholders' equity to average assets	8.85%	8.82%	8.81%	8.72%	8.62%
Tier 1 risk-based capital	11.99%	11.83%	11.83%	11.66%	11.68%
Total risk-based capital	13.87%	13.71%	13.73%	13.55%	13.57%
Leverage	10.29%	10.36%	10.26%	10.16%	10.22%

Loans by Type
Commercial and industrial	$336,594	$315,462	$299,878	$336,889	$336,395
Construction and development	174,546	182,436	200,529	204,653	198,586
Real estate mortgage - commercial investment	333,568	337,830	320,544	326,421	311,206
Real estate mortgage - owner occupied commercial	312,137	304,540	282,258	230,001	218,611
Real estate mortgage - 1-4 family residential	159,604	161,466	159,733	147,342	155,227
Home equity - 1st lien	40,428	41,043	39,676	41,644	39,566
Home equity - junior lien	95,368	98,119	101,126	108,398	113,132
Consumer	37,153	36,408	37,452	40,114	39,455

Asset Quality Data
Allowance for loan losses to total loans	1.64%	1.55%	1.51%	1.39%	1.40%
Allowance for loan losses to average loans	1.65%	1.57%	1.52%	1.41%	1.43%
Allowance for loan losses to non-performing loans	195.54%	166.13%	161.78%	165.28%	227.93%
Nonaccrual loans	$8,485	$9,640	$9,546	$10,455	$7,166
Troubled debt restructuring	3,544	3,548	3,574	753	761
Loans - 90 days past due & still accruing	466	616	362	893	777
Total non-performing loans	12,495	13,804	13,482	12,101	8,704
OREO and repossessed assets	4,943	2,038	2,609	1,616	1,937
Total non-performing assets	17,438	15,842	16,091	13,717	10,641
Non-performing loans to total loans	0.84%	0.93%	0.94%	0.84%	0.62%
Non-performing assets to total assets	0.93%	0.85%	0.89%	0.77%	0.60%
Net charge-offs to average loans (2)	0.08%	0.09%	0.06%	0.37%	0.05%
Net charge-offs	1,195	$1,262	$884	$5,314	$713

Other Information
Total assets under management (in millions)	$1,578	$1,499	$1,574	$1,546	$1,453
Full-time equivalent employees	473	474	471	470	467
(1) - Interest income on a fully tax equivalent basis includes the additional amount of interest income that would have been earned if investments in certain tax-exempt interest earning assets had been made in assets subject to federal, state and local taxes yielding the same after-tax income.

(2) - Interim ratios not annualized

Certain prior-period amounts have been reclassified to conform with current presentation.

CONTACT:
S.Y. Bancorp, Inc.
Nancy B. Davis, 502-625-9176
Executive Vice President, Treasurer and Chief Financial Officer